      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2002

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                        NORTH FORK BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)

                        DELAWARE                                                36-3154608
            (State or other jurisdiction of                                  (I.R.S. Employer
             incorporation or organization)                                Identification No.)

                              275 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                                 (631) 844-1004
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                JOHN ADAM KANAS
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        NORTH FORK BANCORPORATION, INC.
                              275 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                                 (631) 844-1004
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                        COPIES OF ALL CORRESPONDENCE TO:

                            THOMAS B. KINSOCK, ESQ.
                          STINSON MORRISON HECKER LLP
                       100 SOUTH FOURTH STREET, SUITE 700
                           ST. LOUIS, MISSOURI 63102
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    Pursuant to Rule 429, the prospectus contained in this registration statement also relates to the securities registered pursuant to the Form S-3 Registration Statement No. 33-20767 as filed with the Commission on March 25, 1988, and Post-Effective Amendment No. 1 thereto, Form S-3 Registration Statement No. 33-54222, as filed with the commission on May 16, 1995.
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

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---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                  AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
    TITLE OF SECURITIES BEING REGISTERED         REGISTERED(1)           SHARE(2)              PRICE           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common stock $0.01 par value per share.......      2,000,000              $39.10           $78,200,000.00         $7,194.40
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Represents maximum number of shares authorized to be sold under the Registrant's Dividend Reinvestment and Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, and is based upon the average of the high and low prices per share of the Registrant's common stock as reported on the New York Stock Exchange on May 8, 2002.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                               [NORTH FORK LOGO]

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                          ---------------------------

YOU SHOULD READ THIS PROSPECTUS CAREFULLY SO YOU WILL UNDERSTAND THE FEATURES OF
  THE PLAN AND HOW TO PARTICIPATE IN THE PLAN. YOU SHOULD KEEP A COPY OF THIS
                        PROSPECTUS FOR FUTURE REFERENCE.

                          ---------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED OF THE SECURITIES ISSUED UNDER THE PLAN
       OR HAVE DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SECURITIES PURCHASED OR HELD UNDER THE TERMS OF THE PLAN ARE NOT INSURED BY THE FDIC OR THE SIPC AND MAY LOSE VALUE. THERE IS NO BANK GUARANTEE ATTACHED TO SUCH
                                  SECURITIES.

                          ---------------------------

                 THE DATE OF THIS PROSPECTUS IS APRIL 23, 2002

                        NORTH FORK BANCORPORATION, INC.

     North Fork Bancorporation, Inc. ("North Fork") is a bank holding company incorporated under the laws of the State of Delaware and the Bank Holding Company Act. Through its subsidiaries, it provides a variety of lending and financial services to individuals, businesses and local governmental units in the metropolitan New York area. Its principal executive offices are located at 275 Broadhollow Road, Melville, New York 11747. Its telephone number is (631) 844-1004.

                            DESCRIPTION OF THE PLAN

     The following series of questions and answers constitutes the Plan in its entirety.

PURPOSE

1.  WHAT IS THE PURPOSE OF THE PLAN?

     The primary purpose of the Plan is to provide eligible North Fork shareholders with a convenient and cost-effective method of increasing their investment in North Fork by investing cash dividends and optional cash payments in additional North Fork shares.

     If the shares of common stock acquired through the Plan are purchased directly from North Fork, North Fork will receive new equity capital funds that may be used by it for general corporate purposes.

     The Plan is intended for the benefit of long-term investors and not for the benefit of individuals or institutions who engage in short-term trading activities which cause temporary fluctuations in the composite trading volume and market price of shares.

ADVANTAGES

2.  WHAT ARE THE ADVANTAGES OF THE PLAN?

     Under the Plan:

     - You may acquire additional shares by having all or part of your North Fork common stock dividends automatically reinvested in additional shares of North Fork common stock at NO COST TO YOU.

     - You may increase your holdings in North Fork common stock by making optional cash payments by check or money order at NO COST TO YOU; or by authorizing automatic investments from a U.S. bank account.

     - You may purchase North Fork common stock in whole dollar amounts, rather than a specific quantity of shares, with the appropriate number of full and fractional shares credited to your account.

     - You may deposit common stock certificates into your account and have your ownership of common stock maintained in book-entry form.

     - You will receive regular statements indicating activity in your account.

PLAN ADMINISTRATOR

     The administrator of the Plan is EquiServe Trust Company, N.A. ("EquiServe"). For information about the Plan, contact EquiServe at:

       EquiServe Trust Company, N.A.
        Dividend Reinvestment Plan
        P.O. Box 43081
        Providence, RI 02940-3081

     Please refer to "North Fork Bancorporation, Inc." on all correspondence you send to EquiServe.

  TELEPHONE

     Shareholder customer service, including sale of shares:  1-800-317-4445
                                              (WITHIN THE U.S. AND CANADA);
                                              1-201-324-0313
                                              (OUTSIDE THE U.S. AND CANADA).

     An automatic voice response system is available 24 hours a day, 7 days a week.
     Customer service associates are available 9:00 a.m. -- 5:00 p.m. Eastern time each business day.
     TDD: 1-201-222-4955 Telecommunications device for the hearing impaired. FOREIGN LANGUAGE TRANSLATION SERVICE for more than 140 languages is available.

  INTERNET

     You can obtain information about your account via the Internet on EquiServe's website at www.equiserve.com. You can access your share balance, sell shares, request a stock certificate and obtain online forms and other information about your account. To gain access you will be required to use a password which will be sent to you, or you can request your password by calling 1-800-317-4445.

  E-MAIL

     EquiServe's E-Mail address is "WWW.EQUISERVE.COM."

PARTICIPATION

3.  WHO IS ELIGIBLE TO PARTICIPATE?

     You are eligible to participate in the Plan if you live in the United States and you already hold shares of North Fork common stock registered in your own name.

     You will not be eligible to participate in the Plan if you reside in a jurisdiction in which it is unlawful for North Fork to permit your participation.

     Your right to participate in the Plan is not transferable apart from a transfer of your underlying shares of North Fork common stock to another eligible person.

4.  HOW DO I PARTICIPATE?

     If your shares are registered in your own name, you may join the Plan by completing and signing an Authorization Form and returning it to EquiServe. Once you are enrolled in the Plan, you will continue to participate without further action on your part. You may change your investment options by completing, signing and returning a new Authorization Form to EquiServe. If your shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all named persons must sign the Authorization Form exactly as their names appear on the account registration.

     If your shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should direct your broker, bank or trustee to register some or all of your shares directly in your name.

INVESTMENT OPTIONS

5.  WHAT OPTIONS ARE AVAILABLE UNDER THE PLAN?

     You may have cash dividends on all, none or a portion of your North Fork shares automatically reinvested in additional North Fork shares.

     If you wish, you may also purchase shares of North Fork common stock by making optional cash payments, within specified limits (as described in Questions 7 through 9). You may purchase shares of North Fork common stock with optional cash payments or automatic investments through a U.S. bank account even if you are not reinvesting dividends on your shares of North Fork common stock or no dividends are then being declared and paid.

6.  HOW DO I ELECT TO REINVEST DIVIDENDS?

     You may choose to reinvest all, a portion or none of the cash dividends paid on your North Fork shares reinvested under the Plan in additional shares of North Fork common stock by completing an Authorization Form and returning it to EquiServe. You can change your dividend reinvestment election at any time by completing and signing a new Authorization Form and returning it to EquiServe. For your new or changed participation to be effective for a particular dividend, your notification must be received on or before the record date for that dividend. In the past North Fork has paid dividends on or around the 15th day of February, May, August and November.

     You must choose one of the following when completing the Authorization
Form:

          (a) FULL DIVIDEND REINVESTMENT -- If you select this option, EquiServe will reinvest all cash dividends paid on all of the North Fork shares registered in your name and you will be able to make optional cash payments for the purchase of additional shares in accordance with the Plan (as described in Questions 7 through 9).

          OR

          (b) PARTIAL DIVIDEND REINVESTMENT -- If you select this option, EquiServe will pay you dividends in cash on the number of shares of North Fork common stock that you specify in the appropriate space on the Authorization Form and apply the balance of your dividends toward the purchase of additional shares in accordance with the Plan. This option also permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan (as described in Questions 7 through 9).

          OR

          (c) CASH PAYMENTS ONLY -- If you select this option, your dividends will not be reinvested. Instead, you will receive payment by check or automatic deposit for all of your cash dividends.

     You may select any of the above investment options. If no option is selected by you on the Authorization Form which you return, you will be enrolled in the Full Dividend Reinvestment option. Regardless of your investment choice, all shares purchased for you through the Plan will be credited to your account by EquiServe until you direct that these shares be sold or issued to you in certificate form.

7.  HOW DO I MAKE OPTIONAL CASH PAYMENTS?

     If your shares are registered in your name but you have not previously enrolled in the Plan, you may make optional cash payments by mailing to EquiServe (1) a check or money order payable to "EquiServe - North Fork Bancorporation," and (2) a completed and signed Authorization Form.

     If your shares are registered in your name and you have already enrolled in the Plan by submitting an Authorization Form, you may make optional cash payments by mailing to EquiServe (1) a check or money order payable to "EquiServe -- North Fork Bancorporation," and (2) the tear-off portion of your account statement, properly completed and signed.

     If you wish to make regular monthly optional cash payments, you can authorize an automatic monthly deduction from your checking or savings account at a U.S. bank. This feature enables you to make ongoing investments without writing a check. To initiate automatic monthly deductions, you must complete and sign an Authorization Form and return it to EquiServe together with a voided blank check or savings account deposit slip, from the bank from which the funds are to be withdrawn. Your authorization form for automatic deductions will be processed and will become effective as promptly as practicable. However, you should allow four to six weeks for your first investment to be initiated. Once automatic deductions are initiated, funds will be drawn from your specified account three business days preceding the 15th day of the month. You will be charged a transaction fee of $2.00 for each automatic investment and a brokerage commission of $0.03 per share purchased.

     Automatic monthly deductions will continue until you notify EquiServe in writing to the contrary. You may change or discontinue automatic monthly deductions by completing and submitting to EquiServe a new Authorization Form. When you transfer shares or otherwise establish a new account, a new Authorization Form must be completed. To be effective with respect to a particular monthly purchase, the new Authorization Form must be received by EquiServe at least seven business days preceding the monthly purchase date.

     In the event that your check is returned unpaid for any reason or your designated U.S. bank account does not have sufficient funds for automatic debit and EquiServe is unable to collect funds from you, EquiServe will consider your optional payment null and void. EquiServe will remove any shares purchased upon the prior credit of those funds from your account and may sell those shares to satisfy any uncollected amount. If the net proceeds of such a sale are insufficient to satisfy the balance of the uncollected amount, EquiServe may sell additional shares from your account as necessary to satisfy the uncollected balance. A $20.00 fee will be assessed for any check or automatic monthly withdrawal that is returned for insufficient funds.

8.  WHAT ARE THE LIMITATIONS ON OPTIONAL CASH PAYMENTS?

     You must invest at least $200 with each optional cash payment and cannot invest more than $15,000 in any one month. The Plan will invest in shares once per month as discussed in Question 11. Interest will not be paid to you on amounts held by the Plan pending investment.

     Optional cash payments which do not comply with the minimum or maximum limit will not be accepted under the Plan and such payments, in their entirety, will be returned to the participants without interest.

     If you have more than one Plan account, North Fork in its sole discretion may aggregate all optional cash payments for purposes of determining whether optional cash payments comply with the Plan limitations.

     The limitations on the amounts of optional cash payments described above are subject to change from time to time. Participants will be notified promptly of any such changes.

9.  WHEN SHOULD I SUBMIT MY OPTIONAL CASH PAYMENTS?

     EquiServe will make purchases of North Fork common stock for the Plan once each month on the 15(th) day of the month (or the date of the dividend payment in months in which dividends are paid), or, if that day is not a business day, then on the first day on which the New York Stock Exchange is open after the 15(th) day of the month. In order to have your investment made, EquiServe must receive your check or money order and other required documents two business days before the 15(th) day of the month. For purposes of the Plan, a business day is a day on which North Fork common stock is traded on the New York Stock Exchange.

     If your optional cash payment is received too late to be invested it will be invested the following month, unless you request in writing that it be returned to you. You will not receive any interest on any optional cash payments held pending investment. Therefore, although optional cash payments may be made at any time, it is advisable to transmit such payments so that they will be received before the second business day before the 15(th) day of the month. EquiServe will return any optional cash payment upon receipt of a written request up to two business days before such cash payment is invested under the Plan.

PURCHASES UNDER THE PLAN

10.  HOW ARE SHARES ACQUIRED UNDER THE PLAN?

     Once a month, EquiServe will make arrangements to use all optional cash payments and all collected dividends (if a dividend is paid that month) to purchase shares of North Fork common stock for the accounts of participants under the Plan. Shares purchased under the Plan will be purchased either directly from North Fork, in which event such shares will be either authorized but unissued shares or shares held in the treasury, or on the open market, or by any combination of the foregoing at North Fork's discretion.

     In the event that the number of shares purchased for your account is not an even number of shares, your account will be credited with the whole number of shares and fractional shares computed to three decimal places if your shares are registered in your own name.

11.  WHEN WILL SHARES BE PURCHASED UNDER THE PLAN?

     In the case of shares purchased under the Plan directly from North Fork, dividends and optional cash payments will be reinvested or invested, as the case may be, on the fifteenth day of the month (or the date dividends are paid in a month in which dividends are paid), or if such day is not a business day, then the next business day thereafter. For purposes of the Plan, a business day is a day on which North Fork common stock is traded on the New York Stock Exchange.

     In the case of shares purchased under the Plan on the open market, purchases will begin on the fifteenth day of the month or the first business day thereafter and will be completed as soon as practicable and no later than 30 days after such date except where completion at a later date is necessary or advisable under any applicable Federal or state securities laws. All such purchases made in the open market during the relevant period will be deemed to have been made on the fifteenth day of the month or first business day thereafter for record keeping and cost allocation purposes. Such purchases may be made on any securities exchange where such shares are traded, in the over-the-counter market, or by negotiated transactions and may be subject to such terms with respect to delivery and other matters as EquiServe may deem appropriate.

     Because EquiServe will arrange for the purchase of shares on behalf of the Plan, neither North Fork nor any participant in the Plan has any authority or power to direct the time or price at which any open market purchases may be completed or as to the selection of any broker or dealer through or from whom such purchases are to be made. Therefore, you will not be able to precisely time your purchases through the Plan and will bear the market risk associated with fluctuations in the price of North Fork common stock. That is, if you send in an optional cash payment, it is possible that the market price of North Fork common stock could go up or down before the broker purchases stock with your funds. In addition, you will not earn interest on optional cash payments for the period before these shares are purchased.

     For the purpose of making purchases, EquiServe will commingle the funds of the participants. The purchase of shares under the Plan at any given date or time will be subject to compliance with applicable Federal and state securities laws.

12.  AT WHAT PRICE WILL SHARES BE PURCHASED UNDER THE PLAN?

     If the shares are purchased on the open market, your price per share will be the weighted average price of shares purchased on the open market during the relevant period.

     If the shares are purchased from North Fork, your price per share will be the average of the daily high and low sale prices of the shares of North Fork common stock quoted on the New York Stock Exchange (NYSE) Composite Transactions listing for the day the shares are purchased. If no trading of shares of North Fork common stock occurs on the NYSE on the relevant date, the price will be determined by North Fork on the basis of such market quotations as it deems relevant.

     If the shares are purchased in a negotiated transaction, your price per share will not be higher than the price determined for such day under the formula set forth in the preceding paragraph.

WITHDRAWAL AND SALE OF SHARES IN PLAN ACCOUNTS

13.  HOW MAY SHARES BE WITHDRAWN FROM THE PLAN?

     Any or all shares credited to your account from time to time, including shares deposited with EquiServe for safekeeping, may be withdrawn by notifying EquiServe in writing specifying the number of shares to be withdrawn. Shares may also be withdrawn by accessing your account online at www.equiserve.com. Certificates for whole shares will be issued to and registered in the name in which the Plan account is registered.

14.  WILL DIVIDENDS ON SHARES WITHDRAWN FROM THE PLAN CONTINUE TO BE REINVESTED?

     If you have authorized the Full Dividend Reinvestment option, cash dividends with respect to shares withdrawn from your account and registered in your name will continue to be reinvested.

15.  HOW MAY I SELL SHARES UNDER THE PLAN?

     You may sell shares in your Plan account in one of two ways. You may request in writing that EquiServe issue to you a certificate for any or all of the whole shares in your Plan Account, and thereafter you may sell any or all of such shares through your own broker or otherwise at any time you choose. (See Question 20 concerning certificates for shares.) Alternatively, you may request in writing or by calling 1-800-317-4445, that EquiServe sell any or all of the shares in your Plan account, including shares deposited by you with EquiServe as custodian for safekeeping (see Question 22 for information regarding safekeeping). You may also sell your shares online at www.equiserve.com. You will be charged any applicable brokerage fees or commissions on such sales as well as a service fee of $15.00 for each requested sale. Shares you sell in this manner will be aggregated with those of other participants for whom EquiServe is also selling shares on the same date. EquiServe will make every effort to process all sale orders (written, telephone and Internet) on the day it receives them, provided such day is a trading day on the NYSE and the instructions are received before 1 p.m. Any such sale would be executed at the price then current in NYSE consolidated trading. Your sales proceeds would then be remitted to you by check, less related brokerage fees or commissions, any other costs of sale and the $15.00 service fee.

TERMINATION OF PARTICIPATION IN THE PLAN

16.  HOW AND WHEN MAY I TERMINATE PARTICIPATION IN THE PLAN?

     You may terminate participation in the Plan by submitting notice to EquiServe by mail, telephone or Internet. Subject to the limitations described in the next paragraph, as soon as practicable following receipt of the notice of termination, EquiServe will send you a certificate for the number of whole shares held in your account, including any shares that you may have deposited with EquiServe as custodian for safekeeping. If you wish, EquiServe will sell all or a portion of your shares and send you a check for the value of the shares, less any related brokerage fees or commissions, any other costs of sale and a service fee of $15.00.

     If EquiServe receives the notice of termination on or after the record date for a dividend payment but before the payment date, your request may not become effective until after the dividends paid on your shares under the Plan have been reinvested and the shares purchased therewith have been credited to your account. EquiServe, in its sole discretion, may either pay any such dividend to you in cash or reinvest it in North Fork common stock on your behalf. If such dividend is reinvested, EquiServe may sell the shares purchased and remit the proceeds to you, less any brokerage commissions, any other costs of sale and any service fee. Any of your optional cash payments received by EquiServe prior to receipt of your request to terminate will also be invested beginning on the next date on which EquiServe purchases shares for the Plan unless you expressly request the return of such optional cash payment in your notice of termination and such request is received on or before the second business day before the date EquiServe next purchases shares for the Plan.

     In the event that your Plan account contains a fractional share when you terminate your participation, you will not receive the fractional share. Rather, you will receive a check in payment of the fractional share, in an amount based on the current per share market price of North Fork common stock for shares sold by EquiServe at or around such time, less an allocable portion of any related fees, commissions and costs.

     After termination, dividends on your shares will be paid to you in cash unless and until you rejoin the Plan, which you may do at any time by completing, signing and returning a new Authorization Form to EquiServe.

COSTS

17.  ARE THERE ANY EXPENSES TO ME IN CONNECTION WITH PURCHASES UNDER THE PLAN?

     You will incur no service charges or brokerage commissions for purchases made under the Plan unless you elect to make optional cash payments through automatic monthly withdrawals from your bank account as discussed in Question 7. North Fork pays all costs of administration of the Plan. However, you will incur expenses upon the sale of shares under the Plan either upon termination of your participation in the Plan or otherwise. See Questions 15 and 16

ADMINISTRATION

18.  WHAT ARE THE FUNCTIONS OF EQUISERVE?

     EquiServe administers the Plan by acquiring shares of North Fork common stock on behalf of participants, keeping records, sending statements of account to participants and performing other duties relating to the Plan. EquiServe holds in its own name or in the name of its nominee all shares of North Fork common stock held in the accounts of participants who hold shares in their own name.

     EquiServe also acts as dividend disbursing and transfer agent for North Fork's common stock.

ACCOUNT REPORTS

19. WHAT ACCOUNTS ARE MAINTAINED FOR ME AND WHAT REPORTS ON THESE ACCOUNTS WILL I RECEIVE?

     EquiServe will maintain an account for you to which all shares purchased by you under the Plan will be credited. EquiServe will mail you a statement confirming purchases of shares as soon as practicable after each purchase is made. Your account statement also will include the number of shares, if any, deposited with EquiServe from time to time for safekeeping. (See Question 22 regarding safekeeping.) You also will receive copies of North Fork's annual report to stockholders, proxy statements and dividend income information for tax purposes.

CERTIFICATES FOR SHARES OF NORTH FORK COMMON STOCK

20. WILL CERTIFICATES BE ISSUED FOR SHARES OF NORTH FORK COMMON STOCK PURCHASED UNDER THE PLAN?

     Certificates for shares purchased on your behalf and credited to your account under the Plan will not be issued to you until your account is terminated or unless you submit a request in writing or via the Internet to EquiServe to receive one or more certificates for all or any number of shares credited to your account under the Plan. No certificate for a fractional share will be issued. Instead, your interest in a fractional share will be paid in cash less any fee and brokerage commission at the time you terminate your Plan Account.

21.  IN WHOSE NAME WILL STOCK CERTIFICATES BE REGISTERED WHEN ISSUED?

     Your account under the Plan will be maintained in the name in which your stock certificates were registered at the time you entered the Plan. Therefore, if your certificates were issued in joint name, your Plan account will also be so named. Certificates for whole shares of North Fork common stock issued at your request will be similarly registered.

     You may not pledge or assign any shares credited to your Plan account as a result of reinvested dividends or otherwise and any such purported pledge or assignment will be void. If you wish to pledge or assign shares held in your Plan account, you must first request a certificate for such shares. (See Question 20 regarding share certificates.)

22.  CAN I SEND MY STOCK CERTIFICATES TO EQUISERVE FOR SAFEKEEPING?

     Yes. You may deposit with EquiServe any North Fork stock certificates now or hereafter registered in your name for credit and safekeeping under the Plan at no cost. Because North Fork and EquiServe are responsible for the safekeeping of North Fork stock certificates deposited with the Plan, you will no longer bear the risk and cost associated with the loss, theft or destruction of the stock certificate(s). Do not endorse the stock certificate(s).

     For your convenience, EquiServe will provide certificate mailing insurance free of charge to insure against loss resulting from loss or theft of mailed certificates. To be eligible for such insurance, you must observe the following guidelines. Certificates must be mailed in brown, pre-addressed return envelopes supplied by EquiServe. Certificates mailed to EquiServe will be insured for up to $25,000 current market value provided they are mailed first class. Certificates having a current market value in excess of $25,000 will be insured up to a current market value of $500,000 provided they are sent by registered mail with a return receipt requested. You must notify EquiServe of any lost certificate claim within thirty (30) calendar days of the date the certificates were mailed. To submit a claim, you must be a participant in the Plan. The maximum insurance protection provided is $500,000 and coverage is available only when the certificate(s) are sent to EquiServe in accordance with the guidelines described above.

     Insurance covers the replacement of lost certificates, but in no way protects against any loss resulting from fluctuations in the value of such shares from the time you mail the certificates until such time as replacement certificates can be issued.

     If you choose not to take advantage of the benefits of the Plan-provided certificate mailing insurance described above, it is recommended that you send the certificates by registered mail, return receipt requested, and insured by you for possible mail loss for two percent of the market value (minimum $20.00); this represents your replacement cost if the certificates are lost in transit to EquiServe.

     Whenever certificates are issued to you either upon request or upon termination of participation, new, differently numbered certificates will be issued to you.

OTHER INFORMATION

23. WHAT HAPPENS WHEN I SELL OR TRANSFER ALL OF THE SHARES OF COMMON STOCK REGISTERED IN MY NAME?

     If you sell or transfer all shares of North Fork common stock registered in your name on the books of North Fork, dividends on the shares credited to your account under the Plan that were purchased with reinvested dividends or otherwise will continue to remain in book-entry form until you withdraw or sell those Plan shares.

24. WHAT HAPPENS IF NORTH FORK PAYS A DIVIDEND IN STOCK OR SPLITS ITS COMMON STOCK?

     Any dividends in the form of shares of common stock and any shares of common stock resulting from a split of North Fork common stock distributed by North Fork on shares accumulated in your Plan account will be credited to your account and reflected in your account statement. In addition, if you elect Partial Dividend Reinvestment on a specified number of shares, that number will be automatically adjusted in the event of a stock dividend or stock split to equal the old number of shares plus the number of new shares distributed with respect to the old number.

25. WHAT HAPPENS IF NORTH FORK MAKES THE RIGHT TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK OR OTHER SECURITIES AVAILABLE TO ITS STOCKHOLDERS?

     In the event that North Fork makes available to its stockholders (a) rights to purchase additional shares of common stock or (b) any securities of any other issuer or securities of any class of North Fork other than shares of common stock, EquiServe will, except as otherwise provided herein, sell all such rights or other securities accruing to the shares held under the Plan in the name of EquiServe on behalf of participants, credit the net proceeds of such sale pro rata to the accounts of participants, and thereafter invest such proceeds in additional shares of North Fork common stock in the same manner as optional cash payments are invested under the Plan, except that the monthly minimum and maximum limits shall not apply to the investment of such proceeds. Accordingly, if a participant wishes to exercise any such rights or receive any such securities as may be granted or distributed in the future to holders of common stock, the participant should request EquiServe to issue to the participant certificates for shares held in the participant's account so that the Participant can receive such rights or securities directly. The price at which EquiServe shall be deemed to have sold such rights or securities for any participant's account shall be the average price, less any brokerage commissions and fees, any other costs of sale and any service fee, of all such rights or securities sold at or about the same time by EquiServe for all participants in the Plan. In the event that North Fork, in its sole discretion, instructs EquiServe not to sell such rights or securities accruing to the shares of North Fork common stock held for all participants in the Plan, EquiServe will authorize North Fork to distribute such rights or securities directly to the participants, in which event only full units of such rights or securities will be so distributed. Any fractional units of such rights or securities will be aggregated and sold and proceeds from the sale will be reinvested in the same manner as proceeds from the sale of full rights and shares.

26. HOW WILL PARTICIPANTS' SHARES OF COMMON STOCK BE VOTED AT MEETINGS OF STOCKHOLDERS?

     If your shares are registered in your own name, you will receive from North Fork a single proxy card covering an aggregate number of shares equal to (1) the number of whole shares of common stock registered in your name on North Fork's stock transfer books, plus (2) the number of whole shares of common stock registered in the name of EquiServe that are credited to your Plan account. All of your shares will be voted in the same way, as you direct. The whole shares of common stock held in your Plan account will be voted by EquiServe in the same way your registered shares will be voted, in accordance with your proxy returned to North Fork. If you improperly execute your proxy card, fail to return your proxy card or improperly submit your proxy by telephone or the Internet, none of your shares of common stock, whether registered in your name or held in your Plan account, will be voted unless you or your duly appointed representative votes such shares in person at the meeting.

27. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     The following summary is based upon an interpretation of current Federal income tax law. You should consult your own tax advisor to determine the particular tax consequences, including state tax consequences, which will vary from state to state, that may result from your participation in the Plan and subsequent disposal of shares of common stock acquired by you pursuant to the Plan.

     When EquiServe utilizes your reinvested dividends to purchase shares of North Fork common stock for your account directly from North Fork, you will be treated for Federal income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value on that date of the shares of common stock thus acquired. Such shares will have a tax basis equal to the same amount.

     When EquiServe utilizes your reinvested dividends to purchase shares of North Fork common stock for your account directly from North Fork, you will be treated for Federal income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value on that date of the shares of common stock thus acquired. Such shares will have a tax basis equal to the same amount.

     When EquiServe utilizes your reinvested dividends to purchase shares of North Fork common stock for your account on the open market, you will be treated as having received a dividend in an amount equal to the actual purchase price to EquiServe of the shares thus purchased plus that portion of any brokerage commissions paid by North Fork which are allocable to such purchase. The tax basis of such shares will be equal to the same amount.

     When EquiServe utilizes your optional cash payment to purchase shares of North Fork common stock for your account directly from North Fork, you will not realize taxable income. The tax basis of such shares will equal the amount of the optional cash payment.

     When EquiServe utilizes your optional cash payment to purchase shares of North Fork common stock for your account on the open market, you will be treated as having received a dividend in an amount equal to the portion of any brokerage commissions paid by North Fork allocable to such purchase. The tax basis of such shares will be the amount of the optional cash payment plus the amount of such dividend.

     For Federal income tax purposes, the fair market value of shares of North Fork common stock acquired directly from North Fork under the Plan will be equal to 100 percent of the average of the high and low sales prices of North Fork common stock as reported on the NYSE composite tape on the relevant date the shares are purchased.

     Your holding period for shares of common stock acquired pursuant to the Plan will begin on the day following the date on which they are acquired for your account.

     You will not realize any taxable income upon receipt of certificates for whole shares of North Fork common stock credited to your account, either upon your request for such certificates while your participation continues or upon termination of your participation in the Plan.

     You will realize gain or loss upon the sale or exchange of shares of common stock acquired under the Plan. You will also realize gain or loss upon receipt, following termination of your participation in the Plan, of a cash payment for any fractional share equivalent credited to your account. The amount of any such gain or loss will be the difference between the amount that you received for the shares or fractional share equivalent, and the tax basis therefor.

     You will be required to provide EquiServe with a correct taxpayer identification number on Form W-9, unless an exemption applies. Failure to provide the information required on Form W-9 may subject you to federal income tax backup withholding on the amount of any dividends paid to you, including dividends that are reinvested pursuant to the terms of the Plan.

     A non-U.S. person participating in the Plan will be subject to withholding of United States federal income tax on dividend income, including dividend income reinvested in common shares pursuant to the Plan. Non-U.S. participants eligible to do so, must provide Internal Revenue Service Form W-8BEN to claim a reduced rate of withholding as a resident of a foreign country with which the United States has an income tax treaty.

28.  WHAT ARE THE RESPONSIBILITIES OF EQUISERVE AND NORTH FORK UNDER THE PLAN?

     Neither North Fork nor EquiServe will be liable under the Plan for any act done in good faith, or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of any such act or omission to act which occurs prior to the termination of a participant's participation, including failure to terminate a participant's account upon such participant's death, and (b) with respect to the prices at which shares of North Fork common stock are purchased or sold or other rights or securities are sold for the participant's account and the times such purchases or sales are made.

     You should recognize neither North Fork nor EquiServe can assure you of profits, or protect you against losses, on shares purchased or held under the Plan.

     The payment of dividends is at the discretion of the North Fork Board of Directors and will depend upon future earnings, the financial condition of North Fork, governmental regulations and other factors. The North Fork Board of Directors may change the amount and timing of dividends at any time without notice.

29.  CAN NORTH FORK OR EQUISERVE TERMINATE A PARTICIPANT'S INTEREST IN THE PLAN?

     Yes, North Fork or EquiServe may terminate any participant's participation in the Plan at any time for any reason, including, without limitation, arbitrage-related activities or transactional profit activities, upon notice in writing mailed to the participant. In such event EquiServe will follow the procedures for termination set forth in Question 16.

30.  WHAT IS SUFFICIENT NOTICE TO A PARTICIPANT?

     Any notice which by any provision of the Plan is required to be given by EquiServe to a participant shall be in writing and shall be deemed to have been sufficiently given for all purposes by being deposited postage prepaid in a post office letter box addressed to the participant at the participant's address as it shall last appear on EquiServe's records.

31.  CAN SUCCESSOR PLAN ADMINISTRATORS BE NAMED?

     Yes, North Fork may from time to time designate a bank or trust company as successor Plan Administrator under the Plan.

32.  WHO INTERPRETS THE PLAN AND WHAT LAW GOVERNS?

     Any question of interpretation under the Plan will be determined by North Fork, and any such determination will be final. The terms and conditions of the Plan and its operation are governed by the laws of the State of New York.

33.  MAY THE PLAN BE CHANGED, SUSPENDED OR TERMINATED?

     Yes, North Fork may suspend, modify or terminate the Plan at any time. In such a case, North Fork will use all reasonable efforts to notify participants of such change or termination. North Fork and EquiServe also reserve the right to change any administrative procedures of the Plan including, but not limited to, establishing additional requirements that apply to participation in the Plan by brokers, banks and other intermediaries.

                                USE OF PROCEEDS

     Proceeds from any newly issued shares of common stock purchased directly from North Fork under the Plan will be available for general corporate purposes. North Fork has no basis for estimating either the number of shares of common stock that will ultimately be purchased directly from it, if any, under the Plan or the prices at which such shares will be sold.

         AVAILABLE INFORMATION/INCORPORATION OF DOCUMENTS BY REFERENCE

     North Fork files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any statements, reports or other information North Fork files at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in New York City (233 Broadway, New York, New York

10279) and Chicago (Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. North Fork's SEC filings are also available to the public on the Internet at the website maintained by the SEC at http://www.sec.gov. This Prospectus does not contain all the information set forth in the Registration Statement relating to the shares to be sold under the Plan and Exhibits thereto which we have filed with the SEC under the Securities Act of 1933, as amended, and to which reference is hereby made.

     The SEC allows North Fork to "incorporate by reference" the information it files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. North Fork incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated.

          (a) Annual Report on Form 10-K for the year ended December 31, 2001.

          (b) Current Reports on Form 8-K as of January 29, 2002, February 26, 2002 and March 6, 2002.

          (c) The description of North Fork's common stock which is contained in the registration statement filed by North Fork pursuant to Section 12 of the Exchange Act including any amendment or report filed for the purpose of updating such description.

     Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for certain exhibits to such documents. Written requests should be directed to:

        North Fork Bancorporation, Inc.
        275 Broadhollow Road
        Melville, New York 11747
        Attention: Corporate Secretary

     Telephone requests may be directed to the Company's Corporate Secretary at
(631) 844-1252.

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. NORTH FORK HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. NORTH FORK IS NOT MAKING AN OFFER TO SELL ANY STOCK IN ANY STATE OR COUNTRY WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

FACTORS THAT MAY AFFECT FUTURE RESULTS

     Please keep in mind that the information delivered to you with this Prospectus, as well as the Annual, Quarterly and Special Reports, and other information filed by North Fork with the Securities and Exchange Commission, contain forward-looking statements which involve various uncertainties. These uncertainties could cause actual North Fork results to be materially different from the forward-looking statements. When reading any of these documents, you should consider all of the risks and uncertainties that are discussed, and you should not rely solely on forward-looking statements made by North Fork.

     Factors that could cause actual results to be materially different from forward-looking statements include: (1) interest rate, market and monetary fluctuations, (2) monetary and fiscal policies and laws, (3) inflation, (4) general economic conditions, (5) competition and economic conditions in North Fork regions and industries, (6) new products, (7) mergers and acquisitions, and
(8) the ability of North Fork to manage these and other risks.

                                    EXPERTS

     The consolidated financial statements of the Company and its subsidiaries included in North Fork's Annual Report on Form 10-K for 2001 have been incorporated in this Prospectus by reference in reliance upon the report set forth therein of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG LLP covering the December 31, 2001 consolidated financial statements refers to changes in the methods of accounting as discussed in the notes to those statements.

                                 LEGAL OPINION

     The legality of the shares of common stock offered hereby has been passed upon for North Fork by Stinson Morrison Hecker LLP, St. Louis, Missouri.

                                INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law provides for the indemnification of directors and officers of corporations organized thereunder in certain circumstances. In addition, said Section 145 grants to each such corporation the power to indemnify its directors and officers against liability for certain of their acts.

     North Fork's By-Laws provide that directors and officers of North Fork shall be indemnified to the fullest extent permitted by the laws of the State of Delaware against liability for certain of their acts.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of North Fork pursuant to the foregoing provisions or otherwise, North Fork has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

             ------------------------------------------------------
             ------------------------------------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
North Fork Bancorporation, Inc........    1
Description of the Plan...............    1
  Purpose.............................    1
  Advantages..........................    1
  Plan Administrator..................    1
  Participation.......................    2
  Investment Options..................    2
  Purchases Under the Plan............    5
  Withdrawal and Sale of Shares in
     Plan Accounts....................    6
  Termination of Participation in the
     Plan.............................    6
  Costs...............................    7
  Administration......................    7
  Account Reports.....................    7
  Certificates for Shares of North
     Fork Common Stock................    7
  Other Information...................    8
Use of Proceeds.......................   11
Available Information/Incorporation of
  Documents by Reference..............   11
Factors That May Affect Future
  Results.............................   12
Experts...............................   13
Legal Opinion.........................   13
Indemnification.......................   13

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                               [NORTH FORK LOGO]
                             DIVIDEND REINVESTMENT
                                      AND
                              STOCK PURCHASE PLAN
                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                 APRIL 23, 2002

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses payable by the Registrant in connection with the sale and distribution of the shares registered hereby:

SEC registration fee........................................   $ 7,194.40
Accounting fees and expenses................................     3,500.00
Legal fees and expenses.....................................    10,000.00
Printing expenses...........................................     3,500.00
Miscellaneous expenses......................................     1,500.00
     Total..................................................   $25,694.40

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporate Law (the "DGCL") generally provides that a corporation may indemnify directors, officers, employees or agents against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

     Subsection (a) of Section 145 of the DGCL ("Section 145") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 further provides that, among other things, to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify against such liability under Section 145.

     Indemnification as described above shall be granted in a specific case only upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of the directors who were not parties to such proceeding, (b) independent legal counsel in a written opinion if there are no such disinterested directors or if such disinterested directors so direct, or (c) the shareholders.

     Article 8.1 of the By-laws of the Registrant provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him to the fullest extent permitted by the DGCL and any other applicable law, as may be in effect from time to time.

     Article 8.2 of the By-laws of the Registrant provides that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an employee or agent of the Registrant or is serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him to the extent permitted by the DGCL and any other applicable law, as may be in effect from time to time.

     Section 102(b)(7) of the DGCL ("Section 102(b)(7)") permits the certificate of incorporation of a corporation to limit or eliminate a director's personal liability to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (dealing with unlawful dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Article 10 of the Registrant's Certificate of Incorporation provides that, subject only to the express prohibitions on elimination or limitation of liability of directors set forth in Section 102(b)(7), as it now exists or may be hereinafter amended, directors shall not be liable for monetary damages in excess of $25,000 per occurrence resulting from a breach of their fiduciary duties.

     The Registrant maintains a directors' and officers' liability insurance policy providing for the insurance on behalf of any person who is or was a director or officer of the Registrant and subsidiary companies against any liability incurred by him in any such capacity or arising out of his status as such. The insurer's limit of liability under the policy is $25,000,000 in the aggregate for all insured losses per year. The policy contains various reporting requirements and exclusions.

     The Federal Deposit Insurance Act (the "FDI Act") provides that the Federal Deposit Insurance Corporation (the "FDIC") may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were "institution-affiliated parties," as defined under the FDI Act, in order to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. FDIC regulations prohibit, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by an federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

ITEM 16.  EXHIBITS

     The following exhibits were contained or incorporated by reference in the registration statement as initially filed or are filed herewith.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  5.1     Opinion of Stinson Morrison Hecker LLP filed herewith.
 23.1     Consent of KPMG LLP, filed herewith.
 23.2     Consent of Stinson Morrison Hecker LLP (included in Exhibit
          5.1).
 24.1     Power of Attorney (included on signature page).
 99.1     President's Letter to Stockholders, filed herewith.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Not applicable.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)-(j) Not Applicable.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Suffolk, State of New York, on April 23, 2002.

                                          NORTH FORK BANCORPORATION, INC.

                                          By:      /s/ DANIEL M. HEALY
                                            ------------------------------------
                                                      Daniel M. Healy
                                                Executive Vice President and
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                       NAME                                         TITLE                       DATE
                       ----                                         -----                       ----

               /s/ JOHN ADAM KANAS                      President and Chief Executive      April 23, 2002
 ------------------------------------------------     Officer and Chairman of the Board
                 John Adam Kanas

               /s/ DANIEL M. HEALY                        Executive Vice President,        April 23, 2002
 ------------------------------------------------        Chief Financial Officer and
                 Daniel M. Healy                                  Director
                                                     (Principal Financial and Accounting
                                                                  Officer)

                 /s/ JOHN BOHLSEN                                 Director                 April 23, 2002
 ------------------------------------------------
                   John Bohlsen

              /s/ ALLAN C. DICKERSON                              Director                 April 23, 2002
 ------------------------------------------------
                Allan C. Dickerson

               /s/ LLOYD A. GERARD                                Director                 April 23, 2002
 ------------------------------------------------
                 Lloyd A. Gerard

              /s/ RAYMOND A. NIELSEN                              Director                 April 23, 2002
 ------------------------------------------------
                Raymond A. Nielsen

                       NAME                                         TITLE                       DATE
                       ----                                         -----                       ----


                /s/ JAMES F. REEVE                                Director                 April 23, 2002
 ------------------------------------------------
                  James F. Reeve

               /s/ GEORGE H. ROWSOM                               Director                 April 23, 2002
 ------------------------------------------------
                 George H. Rowsom

            /s/ DR. KURT R. SCHMELLER                             Director                 April 23, 2002
 ------------------------------------------------
              Dr. Kurt R. Schmeller

            /s/ RAYMOND W. TERRY, JR.                             Director                 April 23, 2002
 ------------------------------------------------
              Raymond W. Terry, Jr.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  5.1     Opinion of Stinson Morrison Hecker LLP filed herewith.
 23.1     Consent of KPMG LLP, filed herewith.
 23.2     Consent of Stinson Morrison Hecker LLP (included in Exhibit
          5.1).
 24.1     Power of Attorney (included on signature page).
 99.1     President's Letter to Stockholders, filed herewith.